Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

December 11, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Aja Cannafacturing, Inc.

Lake Elsinore, CA

To Whom It May Concern:

Silberstein Ungar, PLLC, hereby consents to the incorporation by reference in the Form S-8, Registration Statement under the Securities Act of 1933, filed by Aja Cannafacturing, Inc. of our report dated December 11, 2013, relating to the financial statements of IDS Industries, Inc. (now known as Aja Cannafacturing, Inc.) as of and for the years ending August 31, 2013 and 2012.

Sincerely,

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC